WATERCHEF INC.

                             a Delaware Corporation

                    RESOLUTION ADOPTED BY AND WRITTEN CONSENT

                        OF WATERCHEF'S BOARD OF DIRECTORS

The undersigned being all the Directors of WaterChef Inc. (the "Corporation") hereby consent to the following action and adopt the following recitals and resolution as of August 21, 2000.

Whereas the Board of Directors has determined that it is in the best interest of the Corporation and its stockholders to adopt the following resolution:

Pursuant to the Consulting Agreement by and between FM Computer Technology, LLC and WaterChef, Inc., dated August 18, 2000, be it resolved that the Corporation issue two million shares of common stock to the natural person(s) listed below as full payment in lieu of cash for consulting services rendered to the Corporation to provide marketing and sales consulting services to identify, qualify and penetrate unserved market segments with the Company's line of water dispenser products, and that such shares to be issued will be submitted for registration on Form S-8 to be filed with the Securities and Exchange Commission.

                                 Sam Jacobowitz
                              U.S. Clearing DTC#158
                                     Code 40
                               Spencer Winston &Co
                             Account # 369-18181-10

The undersigned direct that this consent be filed with the minutes of the proceedings of the Board of Directors of the Corporation.

David A. Conway     /s/David A. Conway


Martin Clare        /s/Martin Clare


Richard P.Farkas    /s/Richard P.Farkas


Henry Schwartz      /s/Henry Schwartz


Marshall Sterman    /s/Marshall Sterman